Exhibit 99.1

Integra Announces Pricing of Convertible Senior Notes

PRINCETON, N.J., February 4, 2020 – Integra LifeSciences Holdings Corporation (NASDAQ:IART) today announced the pricing of $500,000,000 aggregate principal amount of 0.50% convertible senior notes due 2025 (the “Notes”). The Notes were offered and sold in a private placement solely to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Integra also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $75,000,000 aggregate principal amount of Notes. The sale of the Notes is expected to close on or about February 7, 2020, subject to customary closing conditions.

The Notes will be senior, unsecured obligations of Integra, and will bear interest at a rate of 0.50% per year, payable semi-annually in arrears. The Notes will mature on August 15, 2025, unless earlier converted, repurchased or redeemed in accordance with the terms of the Notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding February 15, 2025, the Notes will be convertible at the option of holders of the Notes only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of Integra’s common stock, cash or a combination of cash and shares of the common stock, at the election of Integra. The initial conversion rate is 13.5739 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $73.67 per share of Integra’s common stock, representing a premium of approximately 130% to the last reported sale price of Integra’s common stock on the NASDAQ Global Select Market on February 4, 2020 of $56.67 per share). The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to February 20, 2023, the Notes will not be redeemable. On or after February 20, 2023, Integra may redeem for cash all or part of the Notes, at its option, if the last reported sale price of Integra’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Integra provides notice of redemption.

Holders of the Notes will have the right to require Integra to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the Notes). Integra will also be required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes occurring prior to the maturity date or following delivery by Integra of a notice of redemption.

In connection with the pricing of the offering of the Notes, Integra entered into privately negotiated convertible note hedge transactions with dealers, which may include initial purchasers and/or their respective affiliates (the “option counterparties”). These transactions are expected generally to reduce potential dilution to Integra’s common stock upon conversion of the Notes. Integra also entered into warrant transactions with the option counterparties. The warrant transactions could separately have a dilutive effect on Integra’s common stock if the market price of Integra’s common stock exceeds the strike price of the warrants.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties expect to enter into various derivative transactions with respect to Integra’s common stock concurrently with or shortly after the pricing of the Notes. These activities could have the effect of increasing (or reducing the size of any decrease in) the market price of Integra’s common stock.

Integra intends to use:

•

Approximately $51.9 million of the net proceeds from the offering of the Notes to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds from the sale of the warrant transactions).

•

$100 million of the net proceeds from the offering of the Notes to repurchase shares of Integra’s common stock, including up to approximately $7.5 million from certain purchasers of Notes in privately negotiated transactions effected through one of the initial purchasers or an affiliate thereof as Integra’s agent concurrently with the closing of the offering of the Notes, and through an accelerated share repurchase transaction (the “ASR transaction”) with a dealer, which may be one of the initial purchasers or an affiliate thereof (the “ASR counterparty”), following the pricing of the offering of the Notes.

•	The remainder of the net proceeds from the offering of the Notes for general corporate purposes, which may include repayment of a portion of the indebtedness under Integra’s senior credit facility.

If the initial purchasers exercise their option to purchase additional Notes, Integra may sell additional warrants and use the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions. In addition, if the initial purchasers exercise their option to purchase additional Notes, Integra may use the remainder of the net proceeds from the sale of the additional Notes and the additional warrants for general corporate purposes, which may include the repayment of a portion of the indebtedness under Integra’s senior credit facility.

The settlement of the share repurchases from certain purchasers of Notes in privately negotiated transactions is conditioned upon the closing of the offering of the Notes. The purchase price per share of common stock repurchased from certain purchasers of Notes in privately negotiated transactions concurrently with the closing of the offering of the Notes was equal to $56.67, the closing price per share of Integra’s common stock on February 4, 2020. The purchase price per share of the common stock repurchased through the ASR transaction will generally be equal to the average volume-weighted average price of Integra’s common stock during a period beginning after the ASR transaction becomes effective, less a discount. The exact number of shares repurchased pursuant to the ASR transaction will be determined based on such purchase price.

In connection with the ASR transaction, the ASR counterparty or its affiliate expects to purchase or sell Integra’s common stock in secondary market transactions during the term of the ASR transaction. These activities and Integra’s repurchases of its common stock may raise or maintain the market price of Integra’s common stock or the Notes above market levels that otherwise would have prevailed or prevent or retard a decline in such market price.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and the shares of Integra’s common stock issuable upon conversion of the Notes, if any, have not been and are not expected to be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Integra

Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this press release include, but are not limited to, the expectations, plans and prospects for the Company, including whether the Company will consummate the offering of the Notes on the expected terms or at all, the anticipated use of proceeds of the offering of the Notes and the proposed share repurchase. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2018 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and Integra undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Sravan Emany

Senior Vice President, Strategy, Treasury & Investor Relations

(609) 936-2488

sravan.emany@integralife.com

Michael Beaulieu

Director, Investor Relations

(609) 750-2827

michael.beaulieu@integralife.com

Media Contact:

Laurene Isip

Senior Director, Global Corporate Communications

(609) 750-7984

laurene.isip@integralife.com